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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


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                                  FORM 8-K

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                               CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                         Date of Report: May 27, 1997
                      (Date of earliest event reported)




                       RETIREMENT CARE ASSOCIATES, INC.
            (Exact name of registrant as specified in its charter)




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
            COLORADO                          1-14114                          43-1441789
(State or other jurisdiction of      (Commission file number)    (I.R.S. Employer Identification No.)
incorporation or organization)
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                      6000 LAKE FORREST DRIVE, SUITE 200
                            ATLANTA, GEORGIA 30328
                   (Address of principal executive offices)



                                (404) 255-7500
             (Registrant's telephone number, including area code)


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Item 5.  Other Events.

         On May 27, 1997, Retirement Care Associates, Inc. (the "Company") entered into an amendment (the "Amendment") to the Agreement and Plan of Merger and Reorganization (the "Merger Agreement") by and among Sun Healthcare Group, Inc., a Delaware corporation ("Sun"), Peach Acquisition Corporation, a Colorado corporation and wholly-owned subsidiary of Sun ("Sun Merger Sub"), and the Company, pursuant to which Sun Merger Sub will be merged with and into the Company (the "Merger").

         The Amendment (a) changes the exchange ratio provided for in the Merger Agreement such that the Company's shareholders will now receive 0.68265 shares instead of 0.6625 shares of Sun common stock for each share of the Company's common stock owned by them on the effective date of the Merger; (b) eliminates a provision in the Merger Agreement which granted to Christopher F. Brogdon, Connie Brogdon, Edward E. Lane, Darrell C. Tucker and Winter Haven Homes, Inc. an option to purchase the shares of In-House Rehab Corporation (formerly known as Perennial Development Corporation)("In-House") owned by the Company (the "In-House Shares") at a negotiated price not to exceed the book value thereof; (c) for a period of 24 months following the effective time of the Merger, (i) prohibits Sun from selling the In- House Shares, subject to certain exceptions, or acquiring additional shares of the capital stock of In-House, and (ii) requires Sun to vote the In-House Shares with In-House's management for the election of director candidates; and (d) adds to the Merger Agreement additional representations, warranties and covenants with respect to the Company's accounts receivable and accounts payable.

         The foregoing description is qualified in its entirety by reference to the full text of the Amendment, attached hereto as Exhibit 2.1 and incorporated herein by this reference.

         Following the execution of the Amendment, the Company and Sun filed with the Securities and Exchange Commission (the "SEC"), on a confidential basis, a preliminary proxy statement with respect to the Merger, and Sun and Contour Medical, Inc. ("Contour") filed with the SEC, on a confidential basis, a preliminary information statement with respect to the proposed merger of a wholly-owned subsidiary of Sun with and into Contour.

         The Merger is subject to the approval of the shareholders of the Company and the stockholders of Sun and will be considered at separate meetings now anticipated to occur in the third quarter of calendar year 1997. The Merger remains subject to other customary conditions. The Merger will be effective promptly following shareholder approval, assuming satisfaction of other conditions to the Merger.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.  The following is a list of the Exhibits attached hereto.
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
Exhibit No. 2.1               Amendment No. 1 to the Agreement and Plan of Merger and
                              Reorganization dated as of February 17, 1997 among Sun
                              Healthcare Group, Inc., Peach Acquisition Corporation and
                              Retirement Care Associates, Inc.

Exhibit No. 99.1              Joint Press Release
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                                  SIGNATURE

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                          RETIREMENT CARE ASSOCIATES, INC.

                                          By: /s/ Phillip M. Rees
                                              ----------------------------
                                              Phillip M. Rees
                                              Its General Counsel and
                                              Assistant Secretary

Dated as of May 27, 1997.


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                                EXHIBIT INDEX
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EXHIBIT NO.                         DESCRIPTION                           PAGE
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
     2.1     Amendment No. 1 to the Agreement and Plan of
                  Merger and Reorganization dated as of February
                  17, 1997 among Sun Healthcare Group, Inc., Peach
                  Acquisition Corporation and Retirement Care
                  Associates, Inc.

    99.1     Joint Press Release

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